SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224-9508

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A. O. Smith Corporation (“the Company”) held its Annual Meeting of Stockholders on April 12, 2010, for the purpose of the election of a Board of Directors and the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year 2010.

The voting results for the election of a Board of Directors were as follows:

Class A Common Stock Directors	For	Authority Withheld	Broker Non-Vote
William F. Buehler	4,337,637	423	0
Gloster B. Current, Jr.	4,337,637	423	0
Paul W. Jones	4,337,637	423	0
Bruce M. Smith	4,337,457	603	0
Mark D. Smith	4,337,637	423	0
Gene C. Wulf	4,337,637	423	0

Common Stock Directors	For	Authority Withheld	Broker Non-Vote
Ronald D. Brown	16,749,070	3,617,217	2,338,061
William P. Greubel	16,763,054	3,603,232	2,338,061
Robert J. O’Toole	20,165,917	200,369	2,338,061
Idelle K. Wolf	20,234,062	132,224	2,338,061

The voting results for the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year 2010 were as follows:

	Class A Common Stock Votes	Common Stock Votes	Total Votes (A Votes and 1/10th Common Stock Votes)
FOR	4,337,967	22,498,165	6,587,784
AGAINST	25	197,235	19,749
ABSTAIN	68	8,947	963

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: April 16, 2010	By:	/s/ James F. Stern
James F. Stern Executive Vice President, General Counsel and Secretary

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